SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 28, 2014
Date of Report (Date of Earliest Event Reported)

EXEO ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-190690	45-2224704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4478 Wagon Trail Avenue, Las Vegas, NV	89118
(Address of principal executive offices)	(Zip code)

(702) 361-3188

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On March 21, 2014, the Board of Directors adopted a resolution providing for the designations, preferences, rights and restrictions of the Series A Convertible Preferred Stock.  This class of securities was created by the Board of Directors in January, 2013. On March 28, 2014 the Nevada Secretary of State published the recording of this filing. Attached are copies of the Certificate, the Board Resolution and the First Amended Certificate of Designations.

As stated in the Certificates of Designation for Series A and Series B Preferred Stock, the authorization or issuance of additional Common Stock, Series A or B Convertible Preferred Stock or other securities having liquidation, dividend, voting or other rights junior to or on a parity with, the Series A or B Preferred Stock shall not be deemed to adversely affect the Series A or B Preferred Stock. In each case the holders shall be entitled to one vote per share.

Item 7.01 Regulation FD Disclosure

On the date of filing of this report, the Company issued the press release filed as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.01
Amendment to Certificate of Designation (Series A Preferred Stock of Exeo Entertainment, Inc.); First Amended Certificate of Designations, Preferences, and Rights; and March 21, 2014 resolution adopting such amendment by the Board of Directors of Exeo Entertainment, Inc.

3.02
Certificate of Amendment to Articles of Incorporation (Series B Preferred Stock of Exeo Entertainment, Inc.), and March 21, 2014 resolution adopting such amendment by a majority of the voting interest of Stockholders of Exeo Entertainment, Inc.

99.1	Press Release dated on the date of filing of this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXEO ENTERTAINMENT, INC.

DATE: March 31, 2014	By:	/s/ Robert Scott Amaral
	Name:	Robert Scott Amaral
	Title:	Che Chief Executive Officer (Pri( (Principal Executive Officer)